                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported): JANUARY 8, 1997
                                                            ---------------


                             AMERICAN UNITED GLOBAL, INC.



    DELAWARE                      0-19404                         95-4359228
-----------------            ----------------                   -------------
(State or other              (Commission File                   (IRS Employer
jurisdiction of                     No.)                            ID No.)
incorporation)



              11130 NE 33RD PLACE, SUITE 250, BELLEVUE, WASHINGTON 98004
              ----------------------------------------------------------
                       (Address of principal executive offices)



                                    (206) 803-5400
                  --------------------------------------------------
                  Registrant's telephone number, including area code




            -------------------------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 5 - OTHER EVENTS.

    On January 8, 1997, American United Global, Inc. ("AUGI"), a Delaware corporation, sold, in a private placement transaction, 400,000 shares of AUGI's newly-created Series B-2 Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $10,000,000 in cash. AUGI also sold warrants, for $0.01 per warrant (the "AUGI Warrants"), to purchase an additional 350,000 shares of AUGI's Common Stock.

    The Preferred Stock carries a 7.00% per annum dividend, payable quarterly, and is non-voting except on certain extraordinary transactions. Holders of the Preferred Stock may convert the Preferred Stock into AUGI Common Stock on a cumulative vesting schedule commencing February 7, 1997, with all of the Preferred Stock being convertible after April 8, 1997. The conversion price per share of AUGI Common Stock is the lesser of (a) $8.5772 per share, (b) 105% of the average daily closing bid price of the AUGI Common Stock for the ten (10) trading days (the "Average Price") immediately preceding January 8, 1998, or (c) 82.5% of the Average Price immediately preceding the date of conversion. The Company may limit the holders' right of conversion in certain circumstances prior to January 2000, after which all of the remaining Series B-2 Preferred will be converted at the above formula price then in effect.

    The AUGI Warrants, which are exercisable at $8.5772 per share, expire in January 2002 to the extent unexercised. In addition, AUGI agreed that if its eXodus Technologies, Inc. subsidiary were ever to make an initial public offering of its securities in the future, upon consummation of such an offering the private placement investors would have the right to purchase, for $0.01 each, five-year warrants to purchase up to 350,000 shares of eXodus common stock (the "eXodus Common Stock") at an exercise price equal to the price per share at which eXodus Common Stock is so offered to the public (the "eXodus Warrants"). Those shares of eXodus Common Stock would carry customary "piggyback" registration rights and one demand registration right.

    AUGI will use the net proceeds from the private placement to reduce bank debt and for additional working capital to finance the acquisition and development program for its technology business.

    AUGI has agreed with the private placement investors to file a Registration Statement with the Securities and Exchange Commission (THE "Commission") for the Distribution of the Augi Common Stock Issuable upon the Conversion of the Preferred Stock and upon Exercise of the Augi Warrants. If the Registration Statement is not declared effective by the commission by may 8, 1997, AUGI will be required to pay daily liquidated damages to the private placement investors which could amount to as much as $300,000 per month. AUGI Intends to File the Registration Statement with the Commission by January 31, 1997.


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ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

    (a)  FINANCIAL STATEMENTS

         None.

    (b)  PRO FORMA FINANCIAL STATEMENTS

         None.

    (c)  EXHIBITS

         10.1 Subscription Agreement, dated January 3, 1997, by and between AUGI and the investors in the private placement.

         10.2 AUGI Registration Rights Agreement, dated January 3, 1997, by and between AUGI and the investors in the private placement.

         10.3 Registration Rights Agreement, dated January 3, 1997, by and between eXodus Technologies, Inc. and the investors in the private placement.

         10.4 Warrant to Purchase Common Stock of AUGI, dated January 8, 1997, by and between AUGI and the investors in the private placement.

         10.5 Certificate of Designation, Preferences and Rights of Series B-2 Preferred Stock of AUGI dated January 8, 1997.

         10.6 Amendment to Certificate of Designation Certificate of Decrease of Series B Preferred Stock of AUGI dated January 8, 1997.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         AMERICAN UNITED GLOBAL, INC.
                                          (Registrant)



Dated: January 21, 1997           By:/s/ David M. Barnes
                                     --------------------------------------
                                     David M. Barnes, Vice President
                                       and Chief Financial Officer

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           AMERICAN UNITED GLOBAL, INC.
                                            (Registrant)



Dated: January 21, 1997           By:  /s/ David M. Barnes
                                      ----------------------------------------
                                       David M. Barnes, Vice President
                                         and Chief Financial Officer

                                  INDEX TO EXHIBITS


                                                                      SEQUENTIAL
                                                                         PAGE
EXHIBIT                              DESCRIPTION                        NUMBER
-------   ---------------------------------------------------------     ------

10.1 Subscription Agreement, dated January 3, 1997, between AUGI and the buyers.

10.2      AUGI Registration Rights Agreement, dated January 3,
          1997, by and between AUGI and the holders.

10.3 Registration Rights Agreement, dated January 3, 1997, by and between exodus Technologies, Inc. and the holders.

10.4      Warrant to Purchase Common Stock of AUGI, dated
          January 8, 1997, by and between AUGI and the holders.

10.5      Certificate of Designation, Preferences and Rights of
          Series B-2 Preferred Stock of AUGI dated January 8, 1997.

10.6      Amendment to Certificate of Designation Certificate of
          Decrease of Series B Preferred Stock of AUGI dated
          January 8, 1997.